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                                  AUDIBLE, INC.
                       SERIES A INVESTOR RIGHTS AGREEMENT


         THIS SERIES A INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 1st day of August, 2003, by and among AUDIBLE, INC., a Delaware corporation (the "COMPANY") and Apax Excelsior VI Partners, L.P., Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V. and Patricof Private Investment Club III, L.P. (collectively, the "INVESTOR").

                                    RECITALS

         WHEREAS, pursuant to that certain Stock Purchase Agreement of even date herewith by and between Investor and Microsoft Corporation, Investor is acquiring from Microsoft Corporation 100% of the issued and outstanding shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share (the "SERIES A STOCK");

         WHEREAS, in connection with its acquisition of the Series A Stock, the Investor has agreed to make certain changes to the rights and preferences of the Series A Stock; and

         WHEREAS, in connection with its acquisition of the Series A Stock and the changes to the rights and preferences of the Series A Stock, Company and Investor have agreed to enter into this Agreement in order to provide certain rights to Investor.

         NOW, THEREFORE, in consideration of the foregoing recitals, premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. No Assumption of Prior Agreement. Investor specifically acknowledges and agrees that while it is acquiring 100% of the outstanding Series A Stock from Microsoft Corporation, it is not acquiring, and will not acquire, any of the rights or obligations of Microsoft Corporation under that certain Series A Convertible Preferred Stock Purchase Agreement dated as of February 8, 2001 by and among the Company and Microsoft Corporation (unless such rights or obligations are otherwise set forth in this Agreement).

         Section 2. Participation Right. If at any time on or before the fifth
(5th) anniversary of this Agreement, the Company shall sell and issue equity securities for financing purposes (a "NEW ISSUANCE"), the Company shall offer to Investor (for so long as Investor continues to own 100% of the Series A Stock acquired on the date hereof (or shares of the Company's common stock, par value $0.01 (the "Common Stock") issuable upon conversion of the Series A Stock)), by written notice at least ten (10) days prior to the proposed New Issuance, the opportunity to purchase its pro rata share of such equity securities upon the same terms and conditions as the other participants in such New Issuance, as set forth in the Company's written notice. Investor's pro rata share shall be equal to the ratio of (a) the number of shares of the Common Stock (including all shares of Common Stock issued or issuable upon conversion of all Company preferred stock held by Investor) of which such Investor is deemed to be a holder immediately prior to the date of the New Issuance to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Company's preferred stock or upon the exercise of any outstanding warrants or



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options) immediately prior to the date of the New Issuance. Investor may accept the Company's offer as to the full number of shares offered to it, or any lesser number, by written notice thereof given by it to the Company within five (5) days after the delivery to Investor of Company's notice regarding the New Issuance. In such event, the Company shall sell and Investor shall buy, upon the terms and conditions specified in the notice, the number of shares agreed to be purchased by Investor. The purchase rights of Investor set forth in this Section 2 may not be transferred other than to Affiliates of Investor. For the purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

         Section 3. Board of Directors. For so long as Investor continues to hold at least fifty percent (50%) of the Series A Stock (or shares of Company common stock issuable upon conversion of the Series A Stock) acquired by such funds on the date hereof, Investor shall be entitled to designate one person for election to the Company's Board of Directors (the "INVESTOR REPRESENTATIVE"), which Investor Representative shall be selected by Investor. The Investor Representative shall be elected to the Board of Directors as of the date hereof as a Class II director by a resolution of the Board of Directors. At the time of each annual meeting of stockholders at which Class II directors are elected, the Company agrees to take all such action as may be required under applicable law:
(a) to include the Investor Representative in the slate of nominees for the class of directors in which the Investor Representative is designated to be recommended by the Board of Directors for election by the Company stockholders, and (b) to use its best efforts to cause the election of the Investor Representative to the Board of Directors, including nominating such individual to be elected as a director. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of the Investor Representative, the Company and the remaining directors will cause the vacancy created thereby to be filled by a new designee of Investor as soon as possible.

         Section 4. Registration of Shares.


                  4.1 Demand Registration.

                           (a) At any time and from time to time, Investor may make written requests on the Company for the registration under the Securities Act of the shares of Company common stock (the "COMMON STOCK") issuable upon conversion of the Series A Stock (the "CONVERSION SHARES") having an anticipated aggregate offering price (net of discounts and commissions) of at least $5,000,000. The Company shall have no obligation to file more than two (2) registration statements under the Securities Act with respect to such requests; provided, however, that if the Conversion Shares may be registered on Form S-3 (or any successor form with similar "short form" disclosure requirements), the Investor shall have unlimited rights to request registration of its Conversion Shares on Form S-3 (or such successor form), provided, however, that each such registration of Conversion Shares shall have an anticipated aggregate offering price (net of discounts and commissions) of at least $500,000. Each such request described in the preceding two sentences shall be hereinafter referred to as a "DEMAND REGISTRATION." Any Demand Registration will specify the number of Conversion Shares proposed to be sold and will also specify the intended method of disposition thereof.

                           (b) A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Securities and Exchange Commission (the "Commission") and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, the offering of shares of Common Stock pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the shares of Common Stock pursuant to the registration at any time within one hundred eighty
         (180) days after the effective date of the registration statement, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 4.1 is deemed not to have been effected or (ii) the registration requested pursuant to this
         Section 4.1 does not remain effective for a period of at least one hundred eighty (180) days beyond the effective date thereof or, with respect to an underwritten offering of Conversion Shares, until ninety
         (90) days after the commencement of the distribution by the Investor of the Conversion Shares included in such registration statement, then the Company shall continue to be obligated to effect such registration pursuant to this Section 4.1. The Investor shall be permitted to withdraw all or any part of the Conversion Shares from a Demand Registration at any time prior to the effective date of such Demand Registration.

                           (c) If the Investor so elects, the offering of Conversion Shares pursuant to Demand Registration shall be in the form of an underwritten offering. The Investor shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter (the "Underwriter") in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

                  4.2      Piggy-Back Registration

                          (a) If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a Demand Registration pursuant to Section 4.1), then the Company shall give prompt written notice of such proposed filing to the Investor as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer Investor the opportunity to register such number of Conversion Shares as Investor may request (which request shall specify the Conversion Shares intended to be disposed of by Investor and the intended method of distribution thereof) (a "PIGGY-BACK REGISTRATION"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Conversion Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Conversion Shares in accordance with the intended method of distribution thereof.

         Except as set forth in Section 4.2(c), Investor shall have the right to withdraw its request for inclusion of its Conversion Shares in any registration statement pursuant to this Section 4.2 by giving written notice to the Company of its request to withdraw, provided, however, that in the event of such withdrawal, Investor shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by Investor prior to such withdrawal except as set forth in Section 4.2(c). The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

                           No registration effected under this Section 4.2, and no failure to effect a registration under this Section 4.2, shall relieve the Company of its obligation to effect a registration upon the request of Investor pursuant to Section 4.1, and no failure to effect a registration under this Section 4.2 and to complete the sale of Conversion Shares in connection therewith shall relieve the Company of any other obligation under this Section 4.

                           (b) Notwithstanding anything to the contrary contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section 4.2 have informed, in writing, the Investor that it is their opinion that the total number of shares which the Company, the Investor and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered shall be reduced or limited in the following order of priority: (x) first, the number of shares to be offered by all other holders of securities of the Company other than the Investor or others who have registration rights to the extent necessary to reduce the total number of shares as recommended by such managing Underwriters; and (y) second, if further reduction or limitation is required, the number of shares to be offered for the account of Investor shall be reduced or limited to the extent necessary to reduce the total number of shares as recommended by such managing Underwriters; provided, however, that the reduction for the account of the Investor shall not result in the aggregate number of shares of the Investor included in the offering to be less than 25% of the total number of shares offered.

                           (c) Withdrawal Election. If, as a result of the proration provisions of Section 4.2(b), Investor shall not be entitled to include at least 50% of the Conversion Shares in a Piggy-Back Registration that Investor has requested to be included, Investor may elect to withdraw its request to include Conversion Shares in such registration (a "WITHDRAWAL ELECTION") without incurring any liability for its fees and expenses; provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, Investor shall no longer have any right to include Conversion Shares in the Piggy-Back Registration as to which such Withdrawal Election was made.

                  4.3 Registration Procedures. Whenever the Company is required to effect or cause the registration of Conversion Shares pursuant to Section 4.1, the Company will use its best efforts to effect the registration and the sale of such Conversion Shares in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                           (a) The Company will prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering, shall be on Form S-3 (unless the Company does not qualify for use of Form S-3 in a registration involving only a secondary offering as provided in the General Instructions to Form S-3 in such registration, in which case such registration statement shall be a Form S-1) or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use best efforts to cause such registration statement to become and remain effective until the completion of the distribution; provided, however, that the Company shall be required to keep any registration statement effective at least ninety (90) days.

                           (b) The Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4.3(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Conversion Shares covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period.

                           (c) The Company will, as far in advance as practical, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish copies of such registration statement as proposed to be filed, together with exhibits thereto, to (i) Investor,
         (ii) not more than one counsel representing Investor, and (iii) each Underwriter, if any, of the Conversion Shares covered by such registration statement, which documents will be subject to review and approval by the foregoing within five (5) days after delivery, and thereafter as far in advance as practical, furnish to Investor, counsel and Underwriters, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as Investor, counsel or Underwriters may reasonably request in order to facilitate the disposition of the Conversion Shares owned by the participating Investor.

                           (d) After the filing of the registration statement, the Company will promptly notify Investor of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                           (e) The Company will use its best efforts to (i) register or qualify the Conversion Shares under such other securities or blue sky laws of such jurisdictions in the United States as Investor reasonably (in light of Investor's intended plan of distribution) requests, and (ii) cause such Conversion Shares to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable Investor to consummate the disposition of the Conversion Shares; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any jurisdiction where it would not be subject to taxation but for actions taken pursuant to this Section 4.3 or (C) consent to general service of process in any such jurisdiction.

                           (f) The Company will immediately notify Investor, at any time when a prospectus relating to Conversion Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Investor, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to Investor any such supplement or amendment.

                           (g) The Company and Investor will enter into customary agreements including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company (which shall not require the Investor to indemnify the underwriter with respect to misstatements or omissions in the registration statement other than such misstatements or omissions in written material supplied by Investor). The Company and Investor will also take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Conversion Shares; and Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company made to or for the benefit of such Underwriters also be made to and for the benefit of Investor.

                           (h) The Company will make available to Investor (and its counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by Investor, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained to represent Investor (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, however, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                           (i) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter for the offering or Investor, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided, however, that the Company shall not be obligated to participate in more than one such offering in any 12-month period.

                           The Company may require Investor to promptly furnish in writing to the Company such information regarding the distribution of the Conversion Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude Investor from such registration if Investor fails to provide such information.

                           Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
         Section 4.3(f) hereof, Investor will forthwith discontinue disposition of Conversion Shares pursuant to the registration statement covering such Conversion Shares until Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(f) hereof, and, if so directed by the Company, Investor will deliver to the Company all copies, other than permanent file copies then in Investor's possession, of the most recent prospectus covering such Conversion Shares at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.3(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.3(f) hereof to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 4.3(f) hereof.

                  4.4 Registration Expenses. In connection with the Demand Registrations pursuant to Section 4.1 hereof and any Piggy-Back Registrations under Section 4.2 hereof, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Conversion Shares), (iii) processing, duplicating and printing expenses,
(iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Conversion Shares, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one firm of counsel for the Investor, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Conversion Shares, or the cost of any special audit required, such costs to be borne by the Investor.

                  4.5      Indemnification.

                           (a) The Company shall, to the full extent permitted
by law, indemnify and hold harmless Investor, its Affiliates, partners, officers, directors, employees and agents, and each person, if any, who controls or is under common control with Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, together with the partners, officers, directors, employees and agents of such controlling person (collectively, the "CONTROLLING PERSONS"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, cost or expense and costs and expenses of investigating and defending any such claim, joint or several, and any action in respect thereof (collectively, the "DAMAGES") to which Investor, its partners, officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Conversion Shares or any amendment or supplement thereto, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal or state securities laws or any rule or regulation thereof, except insofar as the same are based upon information furnished in writing to the Company by Investor expressly for use therein, and shall reimburse the Investor, its Affiliates, partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by Investor, its Affiliates, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to Investor to the extent that any such

Damages (or action or proceeding in respect thereof) arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Investor to the person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; provided, further, however, that the Company shall not be liable to any Investor in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, Investor thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Conversion Shares to the person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Conversion Shares, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Investor provided in this Section 4.5(a).

                           (b) Investor shall, to the full extent permitted by
law, indemnify and hold harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling person, to the same extent as the foregoing indemnity from the Company to the Investor, but only to the extent the Company's or such person's Damages are attributable to the information related to the Investor, or its plan of distribution, furnished in writing by Investor or on Investor's behalf expressly for use in any registration statement or prospectus relating to the Conversion Shares, or any amendment or supplement thereto, or any preliminary prospectus and the aggregate amount which may be recovered from Investor pursuant to the indemnification provided for in this Section 4.5(a) in connection with any registration and sale of Conversion Shares shall be limited to the net proceeds received by Investor from the sale of such Conversion Shares. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such controlling person or its officers, directors, employees or agents, in respect of which indemnity may be sought against Investor, Investor shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such controlling person, or its officers, directors, employees or agents, shall have the rights and duties given to Investor under the preceding paragraph. Investor also agrees to indemnify and hold harmless any Underwriters of the Conversion Shares, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification Investor provides to the Company provided in this Section 4.5(b); provided that the aggregate recovery that the Company and any Underwriters can recover from Investor pursuant to this Section 4.5(b) cannot exceed the net proceeds received by Investor from the sale of Conversion Shares. The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement; provided, however, that if the Company does not receive such indemnities, the Company will not be relieved of its duties and obligations hereunder.

                           (c) Promptly  after  receipt  by any person in
respect of which indemnity may be sought pursuant to Section 4.5(a) or 4.5(b) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.5(a) or 4.5(b) and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

                           (d) If the  indemnification  provided for in this
Section 4.5 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Investor on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor on the one hand and the Underwriters on the other from the offering of the Conversion Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Investor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and Investor in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Investor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Investor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Investor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Investor or by the Underwriters. The relative fault of the Company on the one hand and Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           The Company and  Investor  agree that it would not
be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.5(b), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Conversion Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Conversion Shares were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto. Investor may not transfer either the Series A Stock or its rights hereunder to any party without the prior written consent of the Company; provided, however, that no such consent will be required with respect to a transfer of Series A Stock (or rights hereunder) to an Affiliate of Investor.

         6. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to Investor:

                                     c/o Apax Partners, Inc.
                                     2180 Sand Hill Road
                                     Menlo Park, CA  94025

                  with a copy to:    Robert M. Friedman, Esq.
                                     Swidler Berlin Shereff Friedman, LLP
                                     The Chrysler Building
                                     405 Lexington Avenue
                                     New York, NY  10174
                                     Tel:  (212) 891-9310
                                     Fax:  (212) 891-9598

If to Company:
                                     Audible, Inc.
                                     65 Willowbrook Blvd.
                                     Wayne, NJ  07470
                                     Attn:  Chief Executive Officer
                                     Telephone No.:  (973) 890-4070
                                     Facsimile No.:  (973) 890-2442

                  with a copy to:
                                     Edwin M. Martin, Jr., Esq.
                                     Piper Rudnick LLP
                                     1775 Wiehle Avenue, Suite 400
                                     Reston, VA  20190
                                     Telephone No.:  (703) 773-4213
                                     Facsimile No.:  (703) 773-5000

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 6.

         7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         10. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law or conflicts of law provisions thereof.

                {Signatures on begin on the following page}

         IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                        AUDIBLE, INC.


                        By: /s/ Donald Katz
                            ---------------------------------------
                            Name:  Donald Katz
                            Title: Chairman and Chief Executive Officer

                        APAX EXCELSIOR VI, L.P.

                        By: Apax Excelsior VI Partners, L.P.,
                             Its General Partner
                        By:  Apax Managers, Inc.
                             Its General Partner

                             By: /s/ Paul Vais
                                 -----------------------------------
                                 Name:  Paul Vais
                                 Title: Vice President

                        APAX EXCELSIOR VI-A, C.V.

                        By: Apax Excelsior VI Partners, L.P.,
                             Its General Partner
                        By:  Apax Managers, Inc.
                             Its General Partner

                             By: /s/ Paul Vais
                                 -----------------------------------
                                 Name:  Paul Vais
                                 Title: Vice President

                   {Signatures continued on following page}

                                    APAX EXCELSIOR VI-B, C.V.

                                    By: Apax Excelsior VI Partners, L.P.,
                                        Its General Partner
                                    By: Apax Managers, Inc.
                                        Its General Partner

                                         By: /s/ Paul Vais
                                             ----------------------------------
                                             Name:  Paul Vais
                                             Title: Vice President

                                    PARTRICOF PRIVATE INVESTMENT CLUB III, L.P.

                                    By: Apax Excelsior VI Partners, L.P.,
                                        Its General Partner
                                    By: Apax Managers, Inc.
                                        Its General Partner

                                         By: /s/ Paul Vais
                                             ----------------------------------
                                             Name:  Paul Vais
                                             Title: Vice President